UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                  FORM 8-K
                            _____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-49950


                        Date of Report: August 4, 2006


                         TRITON PETROLEUM GROUP, INC.
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            (Exact name of registrant as specified in its charter)


            Nevada                                         98-1232018
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    (State of other jurisdiction of                    (IRS Employer
     incorporation or organization)                     Identification No.)


      14 Garrison Inn Lane, Garrison, New York                10524
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     (Address of principal executive offices)               (Zip Code)


                                  845-424-4100
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              (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

     On August 4, 2006 the Registrant's principal subsidiary, APPC Oil Company, Inc., filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The action is pending in the U.S. Bankruptcy Court for the Southern District of New York, Poughkeepsie Division.

Item 5.02  Departure of Director; Election of Director

     On August 1, 2006 Michael Krome submitted his resignation from his position as a member of the Board of Directors of Triton Petroleum Group.

     On August 1, 2006 the Board of Directors elected Stanley Chason to fill the vacancy on the Board. The following information concerning Mr. Chason is provided:

     Stanley Chason. Mr. Chason is a retired executive who provides consulting services to public and private companies from time to time. From 1962 until his retirement in 1984, Mr. Chason held various positions with Gelco Corporation, a company listed on the New York Stock Exchange which is involved in all aspects of vehicle leasing.
     His last position with Gelco was as Executive Vice President and member of the Board of Directors. Mr. Chason was also Chairman and Chief Executive Officer of the Fleet and Management Services Division of Gelco.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRITON PETROLEUM GROUP, INC.

Dated: September 5, 2006             By: /s/ Michael Margolies
                                     ------------------------------------------
                                     Michael Margolies, Chief Executive Officer